IA Execution Copy

                                                                       EXHIBIT C
                       FORM OF INVESTORS' RIGHTS AGREEMENT

                              dated as of [ ], 2003

                                  by and among

                              Hanaro Telecom, Inc.

                                 AIF II NT, Ltd.

                         AIG Asian Opportunity Fund L.P.

                             Newbridge Asia HT, L.P.

                                       and

                 Each of the Other Investors Named on Schedule I

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                                TABLE OF CONTENTS


Section 1.     DEFINITIONS....................................................1

         1.1.  Capitalized Terms..............................................1

         1.2.  Defined Terms..................................................1

         1.3.  General Interpretive Principles................................4

Section 2.     REGISTRATION RIGHTS............................................5

         2.1.  Shelf Registration.............................................5

         2.2.  Demand Registrations...........................................6

         2.3.  Piggyback Registrations........................................9

         2.4.  Black-out Periods.............................................10

         2.5.  Registration Procedures.......................................11

         2.6.  Underwritten Offerings........................................16

         2.7.  No Inconsistent Agreements; Additional Rights.................16

         2.8.  Registration Expenses.........................................17

         2.9.  Indemnification...............................................17

         2.10. Rules 144 and 144A; Regulation S..............................20

         2.11. Piggyback Rights in Respect of Korean Offerings...............20

Section 3.     MISCELLANEOUS.................................................21

         3.1.  Investors' Representatives....................................21

         3.2.  Term..........................................................21

         3.3.  Injunctive Relief.............................................21

         3.4.  Attorneys' Fees...............................................22

         3.5.  Notices.......................................................22

         3.6.  Successors, Assigns and Transferees...........................23

         3.7.  Governing Law; Service of Process; Consent to Jurisdiction....23

         3.8.  Headings......................................................25

         3.9.  Severability..................................................25

         3.10. Amendment; Waiver.............................................25

         3.11. Counterparts..................................................25



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                           INVESTORS' RIGHTS AGREEMENT

                  INVESTORS' RIGHTS AGREEMENT dated as of [ ], 200_ (this "Agreement") by and among Hanaro Telecom, Inc., a chusik-hoesa duly organized and existing under the laws of Korea (the "Company"), AIF II NT, Ltd. a company duly organized and existing under the laws of Labuan on behalf of an entity or entities to be formed for the purposes and entering into the Transactions ("AIG AIF Sub"), AIG Asian Opportunity Fund, L.P., a limited partnership duly organized and existing under the laws of the Cayman Islands on behalf of an entity or entities to be formed for the purposes and entering into the Transactions ("AOF" and together with AIG AIF Sub, acting jointly, "AIG Sponsor") and Newbridge Asia HT, L.P., an exempted limited partnership duly organized and existing under the laws of the Cayman Islands on behalf of an entity or entities to be formed for the purposes and entering into the Transactions ("Newbridge Sub", and together with AIG Sponsor, the "Sponsors") and the investors named on Schedule I attached hereto (each of AIG AIF Sub, AOF, Newbridge and each such investor, an "Investor" and collectively, the "Investors").

                                    Recitals

                  WHEREAS, the Company and the Investors have entered into the Investment Agreement dated September 9, 2003 by and among the Company and the Investors (the "Investment Agreement") pursuant to which the Investors have agreed to purchase from the Company, and the Company has agreed to issue and sell to the Investors an aggregate 182,812,500 shares of common stock of the Company, par value Won 5,000 per share ("Common Stock"); and

                  WHEREAS, as an inducement to the Investors to enter into the Investment Agreement, the Company has agreed to provide the registration rights set forth in this Agreement.

                                    Agreement

                  NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                             SECTION 1. DEFINITIONS

                  1.1. Capitalized Terms. Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Investment Agreement.

                  1.2. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Adverse Disclosure" means public disclosure of material non-public information which, in the good faith judgment of the Board of Directors after consultation with independent outside counsel to the Company,
(i) would be required to be made in any Registration Statement filed by the Company so that such Registration Statement would not be false or misleading in any material respect, (ii) would not be required to be made at such time but for the filing of such Registration Statement and (iii) would have a material adverse effect on the Company or its business or on the Company's ability to effect a material acquisition, disposition or financing.

                  "Agreement" has the meaning set forth in the preamble.

                  "AIG AIF Sub" has the meaning set forth in the preamble.

                  "AIG Sponsor" has the meaning set forth in the preamble.

                  "AOF" has the meaning set forth in the preamble.

                  "Closing Date" has the meaning set forth in the Investment Agreement.

                  "Common Stock" has the meaning set forth in the recitals.

                  "Company" has the meaning set forth in the preamble and shall include the Company's successors by merger, acquisition, reorganization or otherwise.

                  "Demand Period" has the meaning set forth in Section 2.2(d).

                  "Demand Registration" has the meaning set forth in Section 2.2(a)(i).

                  "Demand Registration Statement" has the meaning set forth in
Section 2.2(a)(iii).

                  "Demand Suspension" has the meaning set forth in Section
2.2(e).

                  "Depositary Shares" means American depositary shares or other securities representing Common Stock.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

                  "Financial Statements" has the meaning set forth in the Investment Agreement.

                  "holder" or "holders" means any holder or holders of Registrable Securities who is a party hereto or who succeeds to rights hereunder pursuant to Section 3.6.

                  "ICC" has the meaning set forth in Section 3.7(b).

                  "Included Securities" has the meaning set forth in Section 2.3(b).

                  "Investment Agreement" has the meaning set forth in the recitals.

                  "Investors" has the meaning set forth in the preamble.

                  "Investors' Representatives" has the meaning set forth in
Section 3.1(a).

                  "Loss" has the meaning set forth in Section 2.9(a).

                  "NASD" means the National Association of Securities Dealers, Inc.

                  "Newbridge Sub" has the meaning set forth in the preamble.

                  "Piggyback Registration" has the meaning set forth in Section 2.3(a).

                  "Prospectus" means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.

                  "Registrable Securities" means the Investment Shares, whether in the form of Common Stock, Depositary Shares or otherwise, any securities that may be issued or distributed or be issuable in respect of any Investment Shares by way of stock dividend, stock split or other distribution, merger, consolidation, exchange offer, recapitalization or reclassification or similar transaction, or any securities issued or distributed upon the exercise or conversion of any of the foregoing and any securities of the same class as any of the foregoing, held by any holder of any of the foregoing classes of Registrable Securities; provided, however, that any such Registrable Securities shall cease to be "Registrable Securities" to the extent (i) a Registration Statement with respect to their sale has been declared effective under the Securities Act and they have been disposed of pursuant to such Registration Statement, (ii) they have been distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (iii) they shall have been otherwise transferred and, if applicable, new certificates for them not bearing a legend restricting transfer shall have been delivered by the Company and such securities may be publicly resold in the United States (without volume or method of sale restrictions) without Registration under the Securities Act as evidenced by a legal opinion reasonably acceptable to the Investors. For purposes of this Agreement, a "class" of Registrable Securities shall mean all Registrable Securities with the same terms and a "percentage" (or a "majority") of the Registrable Securities (or, where applicable, of any other securities) shall be determined (x) based on the number of shares of such securities, in the case of Registrable Securities which are equity securities, and (y) based on the principal amount of such securities, in the case of Registrable Securities which are debt securities.

                  "Registration" means a registration with the SEC of the Company's securities for offer and sale to the public under a Registration Statement. The term "Register" shall have a correlative meaning.

                  "Registration Statement" means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

                  "Securities Act" means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

                  "Shareholders' Agreement" means the agreement by and among the Investors, dated as of [ ], 200_, in respect of certain matters relating to the management of the Company and the voting and transfer of shares of Common Stock.

                  "Shelf Registration" means a registration effected pursuant to
Section 2.1.

                  "Shelf Registration Statement" means a Registration Statement of the Company filed with the SEC on Form F-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities.

                  "Sponsors" has the meaning set forth in the preamble.

                  "Underwritten Offering" means a Registration in which Registrable Securities are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public or in which an underwriter or underwriters commit to acquire such securities if and to the extent they are not acquired by third parties.

                  1.3. General Interpretive Principles. This Agreement is to be interpreted in accordance with the following rules of construction:

                  (a) Number and Gender. All definitions of terms apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

                  (b) "Including," "Herein," Etc. The words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation." The words "herein," "hereof," and "hereunder" and words of similar import refer to this Agreement (including all Exhibits and Schedules) in its entirety and are not limited to any part hereof unless the context shall otherwise require. The word "or" is not exclusive and means "and/or."

                  (c) Subdivisions and Attachments. All references in this Agreement to Sections, subsections and Schedules are, respectively, references to Sections and subsections of, and Schedules attached to, this Agreement, unless otherwise specified.

                  (d) References to Documents and Laws. All references to the Investment Agreement are to such document as amended, modified or supplemented from time to time in accordance with its terms. All references to (x) any other agreement or instrument or (y) any Requirement of Law, License or similar item are to it as amended and supplemented from time to time (and, in the case of a Law, to any corresponding provisions of successor Laws), unless otherwise specified.

                  (e) References to Days. Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification "Business") is a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice may be taken or given on the next Business Day.

                  (f) Examples. If, in any provision of this Agreement, any example is given (through the use of the words "such as," "for example," "e.g." or otherwise) of the meaning, intent or operation of any provision, such example is intended to be illustrative only and not exclusive.

                  (g) Participation in Drafting. The parties and their respective legal counsel have participated in the drafting of this Agreement, and this Agreement will be construed simply and according to its fair meaning and without any presumption or prejudice for or against any party.

                  (h) Headings. The table of contents and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                         SECTION 2. REGISTRATION RIGHTS

                  2.1. Shelf Registration.

                  (a) Filing. Subject to Section 2.1(c), within ninety (90) days after the written request of the Investors' Representative (made not less than three hundred sixty days (360) following the Closing) the Company shall file with the SEC a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the holders thereof from time to time in accordance with the methods of distribution elected by the Investors' Representatives and shall use its best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act.

                  (b) Continued Effectiveness. Subject to Section 2.1(c), the Company shall use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming a part thereof to be usable by the holders during the term of this Agreement. The Company shall not be deemed to have used its best efforts to keep the Shelf Registration Statement effective if the Company voluntarily takes any action or omits to take any action and such action or omission results in the inability of any holder of Registrable Securities covered by such Registration Statement to be able to offer and sell any such Registrable Securities pursuant to such Shelf Registration Statement at any time during the term of this Agreement, unless such action or omission is required by applicable Law.

                  (c) Suspension of Registration. If the filing, initial effectiveness or continued use of the Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the holders, delay the filing or initial effectiveness of, or suspend use of, the Shelf Registration Statement; provided, however, that the Company shall not be permitted to do so (A) more than once during any six (6) month period, (B) for a period exceeding thirty
(30) days on any one occasion or (C) for a period exceeding forty-five (45) days in any twelve-month period. In the event the Company exercises its rights under the preceding sentence, the holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to the Shelf Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the holders upon the expiration of any period during which it exercised its rights under this Section 2.1(c).

                  (d) Underwritten Offering. If the Investors' Representatives so elect, such offering shall be in the form of an Underwritten Offering and the Company, if necessary, shall amend or supplement the Shelf Registration Statement for such purpose. The Investors' Representatives shall, after consulting with the Company, have the right to select the managing underwriter or underwriters for the offering.

                  (e) Effect on Demand Registration Obligation. The provisions of Section 2.2 shall not apply at any time the Company is eligible to file and maintain the effectiveness of a Shelf Registration Statement and is complying with its obligations under this Section 2.1 with respect to all Registrable Securities.

                  (f) Limitation on Shelf Registrations. In no event shall the Company be required to file and effect more than three (3) Shelf Registration Statements.

                  2.2. Demand Registrations.

                  (a) Demand by Holders. (i) At any time after three hundred sixty days (360) following the Closing, the Investors' Representatives may make a written request to the Company for Registration of all or part of the outstanding Registrable Securities held by the Investors and any other holders, provided, that the estimated market value of such Registrable Securities is at least US$15 million in the aggregate. Any such requested Registration shall hereinafter be referred to as a "Demand Registration." Each request for a Demand Registration shall specify the class and the aggregate amount of Registrable Securities to be Registered and the intended methods of disposition thereof.

                  (ii) Within five (5) days following receipt of any request for a Demand Registration, the Company shall deliver written notice of such request to all other holders of the class or classes to be registered. Thereafter, the Company shall include in such Demand Registration any additional Registrable Securities of each such class that the holder or holders thereof have requested in writing be included in such Demand Registration; provided, that all requests therefore have been received by the Company within ten (10) days of the Company's having sent the applicable notice to such holder or holders. All such requests shall specify the aggregate amount and class of Registrable Securities to be registered and the intended method of distribution of the same. The Company may not, without the prior written consent of the Investors' Representatives, include in such Registration additional securities of the class or classes of the Registrable Securities to be registered hereunder, including securities to be sold for the Company's own account or for the account of Persons who are not holders.

                  (iii) The Company shall file, as promptly as practicable (and, in any event, within ninety (90) days) following receipt of a request for a Demand Registration, a Registration Statement relating to such Demand Registration (a "Demand Registration Statement"), and shall use its reasonable best efforts to cause such Demand Registration Statement promptly to be declared effective under the Securities Act, the "Blue Sky" laws of such jurisdiction as the Investors' Representatives or underwriter(s), if any, reasonably request, or any other Law, as applicable, and cause such Demand Registration Statement to remain effective for a period of not less than one hundred eighty (180) days (or such shorter period as will terminate when all Registrable Securities covered by such Demand Registration Statement have been sold or withdrawn).

                  (b) Limitation on Demand Registrations. Subject to Section 2.2(g), in no event shall the Company be required to effect and complete more than six (6) Demand Registrations. The Company shall not be required to effect a Demand Registration pursuant to this Section 2.2 if such Demand Registration would require an audit of the Company's Financial Statements as of or for a period ended on a date other than the last day of its fiscal year unless the Investors agree to bear the expenses of such audit or unless such Financial Statements are otherwise available.

                  (c) Demand Withdrawal. Any holder may withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Demand Registration Statement. The Investors' Representatives may withdraw their request for a Demand Registration at any time prior to the effectiveness of the applicable Demand Registration Statement. Upon receipt of a written notice from the Investors' Representatives to such effect, the Company shall cease all efforts to secure Registration. Such Registration nonetheless shall be deemed a Demand Registration for purposes of Section 2.2(b), unless (i) the withdrawal is based on the determination by the Investors' Representatives that there has been, since the date of such request, a material adverse change in the business or prospects of the Company or in general market conditions, or
(ii) the holders shall have paid or reimbursed the Company for all of the reasonable out-of-pocket fees and expenses incurred by the Company in connection with such withdrawn Registration.

                  (d) Effective Registration. The Company shall be deemed to have effected a Demand Registration if the Demand Registration Statement is declared effective by the SEC and remains effective for not less than one hundred eighty (180) days (or such shorter period as will terminate when all Registrable Securities covered by such Demand Registration Statement have been sold or withdrawn), or, if such Registration Statement relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the underwriter or underwriters, is required by Law for the delivery of a Prospectus in connection with the sale of Registrable Securities by an underwriter or dealer (the applicable period, the "Demand Period"). No Demand Registration shall be deemed to have been effected if (i) during the Demand Period such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental or regulatory agency or court or
(ii) the conditions to closing specified in the applicable underwriting agreement, if any, are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such underwriting agreement by the holders.

                  (e) Suspension of Registration. If the filing, initial effectiveness or continued use of a Demand Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the holders, delay the filing or initial effectiveness of, or suspend use of, such Demand Registration Statement (a "Demand Suspension"); provided, however, that the Company shall not be permitted to exercise a Demand Suspension (A) more than once during any six (6) month period, (B) for a period exceeding thirty (30) days on any one occasion or
(C) for a period exceeding forty-five (45) days in any twelve-month period. In the case of a Demand Suspension, the holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to such Demand Registration in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities. The Company shall immediately notify the holders upon termination of any Demand Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the holders such number of copies of the Prospectus as so amended or supplemented as the holders may reasonably request.

                  (f) Underwritten Offering. If the Investors' Representatives so elect, the offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an Underwritten Offering. The Investors' Representatives shall, after consulting with the Company, have the right to select the managing underwriter or underwriters for the offering.

                  (g) Priority of Securities Registered Pursuant to Demand Registrations. If the managing underwriter or underwriters of a proposed Underwritten Offering of a class of Registrable Securities included in a Demand Registration (or, in the case of a Demand Registration not being underwritten, the Investors' Representatives) inform the holders of such class of Registrable Securities in writing that, in its or their opinion, the number of securities of such class requested to be included in such Demand Registration exceeds the number that can be sold in (or during the time of) such offering without being likely to have a significant adverse effect on the price, timing or distribution of the class of securities offered or the market for the class of securities offered or the Common Stock, then the number of Registrable Securities of such class to be included in such Demand Registration Statement shall be (i) first the number of Registrable Securities requested to be included in such registration by holders, (ii) second the number of securities of the same class as the Registrable Securities that the Company wishes to include, if any, in such offering and (iii) third the number, if any, of securities of the same class as the Registrable Securities requested to be included in such registration held by persons other than holders. To the extent that any Registrable Securities requested to be registered are so excluded, the Investors' Representatives shall have the right to make an additional Demand Registration under this Section 2.2.

                  (h) Registration Statement Form. Registrations under this
Section 2.2 shall be on such appropriate registration form of the SEC (i) as shall be selected by the Company and as shall be acceptable to the Investors' Representatives and (ii) as shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the applicable holders' requests for such Registration. Notwithstanding the foregoing, if, pursuant to a Demand Registration, (x) the Company proposes to effect registration by filing a Registration Statement on Form F-3 (or any successor or similar short-form registration statement), (y) such registration is in connection with an Underwritten Offering and (z) the managing underwriter or underwriters shall advise the Company in writing that, in its or their opinion, the use of another form of registration statement (or the inclusion, rather than the incorporation by reference, of information in the Prospectus related to a Registration Statement on Form F-3 (or other short-form registration statement)) is of material importance to the success of such proposed offering, then such Registration shall be effected on such other form (or such information shall be so included in such Prospectus).

                  2.3. Piggyback Registrations.

                  (a) Participation. (i) If the Company at any time proposes to file a Registration Statement under the Securities Act with respect to any offering of its securities for its own account or for the account of any holders of its securities (other than (A) a registration under Section 2.1 or 2.2 hereof, (B) a registration on Form F-4 or S-8 or any successor form to such forms, or (C) a registration of securities solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement), then, as soon as practicable (but in no event less than forty-five (45) days prior to the proposed date of filing of such Registration Statement), the Company shall give written notice of such proposed filing to all holders, and such notice shall offer holders the opportunity, subject to Section 2.3(b), to Register under such Registration Statement such number of Registrable Securities as each such holder may request in writing (a "Piggyback Registration"). Pursuant and subject to Section 2.3(b), the Company shall include in such Registration Statement all such Registrable Securities that are requested to be included therein within twenty-one (21) days after the receipt by such holder of any such notice. If at any time after giving written notice of its intention to Register any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, the Company shall determine for any reason not to Register or to delay Registration of such securities, the Company may, at its election, give written notice of such determination to each holder and, thereupon, (x) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration (but not from its obligation to pay the Registration expenses in connection therewith), and (y) in the case of a determination to delay Registration, shall be permitted to delay Registering any Registrable Securities for the same period as the delay in Registering such other securities.

                  (ii) If the offering pursuant to such Registration Statement is to be an Underwritten Offering, then each holder making a request for a Piggyback Registration pursuant to this Section 2.3 must, and the Company shall use reasonable best efforts to make such arrangements with the underwriters so that each such holder may, participate, subject to Section 2.3(b), in such Underwritten Offering on the same terms as the Company and other Persons selling securities in such Underwritten Offering. If the offering pursuant to such registration is to be on any other basis, then each holder making a request for a Piggyback Registration pursuant to this Section 2.3(a) must, and the Company will make reasonable best efforts such arrangements so that each holder may, participate, subject to Section 2.3(b), in such offering on such basis.

                  (iii) Each holder shall be permitted to withdraw all or part of such holder's Registrable Securities from a Piggyback Registration at any time prior to the effective date thereof.

                  (b) Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of a class of Registrable Securities included in a Piggyback Registration (or in the case of a Piggyback Registration not being underwritten, the Company) informs the holders of such class of Registrable Securities in writing that, in its or their opinion, the number of securities of such class which such holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the class or classes of the securities offered or the market for the class or classes of securities offered or the Common Stock, then the securities of each class to be included in such Registration (the "Included Securities") shall be allocated as follows:

                  (i) first, the securities of such class of primary securities that the Company initially proposed to sell, up to the total aggregate number of Included Securities;

                  (ii) second, the number of Registrable Securities of such class to the extent requested to be included by the Investors' Representatives in such offering; and

                  (iii) third, and only if all of the securities referenced in clauses (i) and (ii) have been included, any other securities eligible for inclusion in such Registration shall be included therein.

                  2.4. Black-out Periods.

                  (a) Black-out Periods for Holders. In the event of a Registration by the Company involving the offering and sale by the Company of equity securities or securities convertible into or exchangeable for its equity securities, the holders agree, if requested by the Company (or, in the case of an Underwritten Offering, by the managing underwriter or underwriters), not to effect any public sale or distribution (excluding any sale pursuant to Rule 144 under the Securities Act) of any securities (except, in each case, as part of the applicable Registration, if permitted), which securities are the same as or similar to those being Registered in connection with such Registration, or which are convertible into or exchangeable or exercisable for such securities, during the period beginning seven (7) days before, and ending ninety (90) days (or such lesser period as may be permitted by the Company or such managing underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such Registration, to the extent such holders are timely notified in writing by the Company or the managing underwriter or underwriters.

                  (b) Black-out Periods for the Company and Others. (i) In the case of a Registration of a class of Registrable Securities pursuant to Section
2.1 or Section 2.2, the Company agrees, if requested by the Investors' Representatives (or, in the case of an Underwritten Offering, by the managing underwriter or underwriters), not to effect (or register for sale) any public sale or distribution of any securities which are the same as or similar to those being Registered, or any Securities convertible into or exchangeable or exercisable for such securities, during the period beginning seven (7) days before, and ending ninety (90) days (or such lesser period as may be permitted by such holders or such underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such Registration (or, in the case of an Underwritten Offering under a Shelf Registration, the date of the closing under the underwriting agreement in connection therewith), to the extent the Company is timely notified in writing by a holder of Registrable Securities covered by such Registration Statement or the managing underwriter or underwriters. Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if the same (A) is made pursuant to registrations on Form F-4 or S-8 or any successor form to such Forms, or (B) as part of any registration of securities for offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement.

                  (ii) The Company agrees to use its reasonable best efforts to obtain from each holder of restricted securities of the Company that are the same as or similar to the Registrable Securities being Registered, or any restricted securities convertible into or exchangeable or exercisable for any of its securities, an agreement not to effect any public sale or distribution of such securities during any period referred to in this Section 2.4(b), except as part of any such Registration if permitted. Without limiting the foregoing (but subject to Section 2.7), if after the date hereof the Company grants any Person (other than a holder of Registrable Securities) any rights to demand or participate in a registration, the Company agrees that the agreement with respect thereto shall include such Person's agreement as contemplated by the previous sentence.

                  2.5. Registration Procedures.

                  (a) In connection with the Company's Registration obligations in this Agreement, the Company will use its best efforts to effect any such Registration so as to permit the sale of the applicable Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as practicable, and in connection therewith the Company will:

                  (i) prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act, or any other rule or regulation or Law, as applicable, to be filed therewith, and before filing a Registration Statement or Prospectus, or any amendments or supplements thereto and in connection therewith, furnish to the underwriter or underwriters, if any, and to the Investors' Representatives, copies of all documents prepared to be filed, which documents will be subject to the review of such underwriters and such holders and their respective counsel and, except in the case of a registration under Section 2.3, not file any Registration Statement or Prospectus or amendments or supplements thereto to which the Investors' Representatives or the underwriter or underwriters, if any, shall reasonably object;

                  (ii) prepare and file with the SEC and any other applicable Government Authority or listing authority such amendments or post-effective amendments to such Registration Statement or supplements to the Prospectus as may be (A) reasonably requested by any participating holder (to the extent such request relates to information relating to such holder), (B) necessary to keep such registration effective for the period of time required by this Agreement or
(C) reasonably requested by the Investors' Representatives;

                  (iii) notify the participating holders, the Investors' Representatives, and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as practicable after notice thereof is received by the Company (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective or when the applicable Prospectus or any amendment or supplement thereto has been filed, (B) of any written comments by the SEC or Government Authority or listing authority, as applicable, or any request by the SEC or other Governmental Authority or listing authority, as applicable, for amendments to such Registration Statement or supplements to such Prospectus or for additional information, (C) of the issuance by the SEC or Government Authority or listing authority, as applicable, of any stop order suspending the effectiveness of such Registration Statement or any order preventing or suspending the use of any preliminary or final Prospectus or the initiation or threat of any proceedings for such purposes, (D) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects and (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

                  (iv) promptly notify the Investors' Representatives, each selling holder of Registrable Securities and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement or Prospectus (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act, or any other rule or regulations or Law, as applicable, and, in either case as promptly as practicable thereafter, prepare and file with the SEC and any other applicable Government Authority or listing authority, as the case may be, and furnish without charge to the Investors' Representatives, the selling holders and the managing underwriters or underwriters, if any, an amendment or supplement to such Registration Statement or Prospectus which will correct such statement or omission or effect such compliance;

                  (v) use reasonable best efforts to prevent or obtain at the earliest possible moment the withdrawal of any stop order with respect to the applicable Registration Statement or other order suspending the use of any preliminary or final Prospectus;

                  (vi) promptly incorporate in a Prospectus supplement or post-effective amendment to the applicable Registration Statement such information as the managing underwriter or underwriters, if any, or the Investors' Representatives agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                  (vii) furnish to the Investors' Representatives, each selling holder of Registrable Securities and each managing underwriter, if any, without charge, as many conformed copies as the Investors' Representatives, such holder or managing underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including these incorporated by reference);

                  (viii) deliver to the Investors' Representatives, each selling holder of Registrable Securities and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus) as the Investors' Representatives, such holder or managing underwriter may reasonably request (it being understood that the Company consents to the use of such Prospectus or any amendment of supplement thereto by the Investors' Representatives, each of the selling holders and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment of supplement thereto) and such other documents as the Investors' Representatives, such selling holder or managing underwriter may request in order to facilitate the disposition of the Registrable Securities by such holder or underwriter;

                  (ix) on or prior to the date on which the applicable Registration Statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with the selling holders, the Investors' Representatives, the managing underwriter or underwriters, if any, any of their respective counsel, in connection with the Registration or qualification of such Registrable Securities for the offer and sale under the securities or "Blue Sky" laws of each state and other jurisdiction of the United States, as any such selling holder or underwriter, if any, or their respective counsel reasonably requests in writing, and do any and all other acts or things necessary or advisable to keep such registration or qualification in effect for so long as such Registration Statement remains in effect and so as to permit the commencement and continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Registrable Securities covered by the Registration Statement; provided, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

                  (x) cooperate with the selling holders, the Investors' Representatives, and the managing underwriter, underwriters or agent, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends;

                  (xi) use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other Governmental Authorities or listing authority as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

                  (xii) not later than the effective date of the applicable Registration Statement, provide a CUSIP or ISIN number, as appropriate, for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which certificates shall be in a form eligible for deposit with The Depository Trust Company;

                  (xiii) obtain for delivery to the holders of each class of Registrable Securities being registered and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which counsel and opinions shall be reasonably satisfactory to the Investors' Representatives and underwriter or underwriters, if any, and their respective counsel;

                  (xiv) in the case of an Underwritten Offering, obtain for delivery to the Company and the underwriter or underwriters, if any, with copies to the Investors' Representatives and holders included in such Registration, a cold comfort letter from the Company's independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

                  (xv) cooperate with each selling holder, the Investors' Representatives and each underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the SEC, NASD and any other relevant Government Authority or listing authority, as applicable;

                  (xvi) use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and any other Government Authority or listing authority, as applicable, and make generally available to its security holders, as soon as practicable (but not more than fifteen (15) months) after the effective date of the applicable Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

                  (xvii) provide and cause to be maintained a transfer agent and registrar in any jurisdiction reasonably requested by the Investors' Representatives for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

                  (xviii) cause all Registrable Securities of a class covered by the applicable Registration Statement to be listed on each U.S. and Korean securities exchange on which any of the Company's securities of such class are then listed or quoted and on U.S. and Korean each inter-dealer quotation system on which any of the Company's securities of such class are then quoted;

                  (xix) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by the Investors' Representatives, by any managing underwriter or underwriters participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by the Investors' Representatives or any such managing underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise his or her due diligence responsibility;

                  (xx) in the case of an Underwritten Offering, cause the senior executive officers of the Company to participate in the customary "road show" presentations that may be requested by the managing underwriter in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

                  (xxi) promptly after the issuance of an earnings release or upon the request of the Investors' Representatives, prepare a current report on Form 6-K with respect to such earnings release or a matter of disclosure as requested by such holder and submit such Form 6-K to the SEC;

                  (xxii) use its reasonable best efforts to cause the Company's depositary to execute and deliver a deposit agreement in respect of any Registrable Securities that are Depositary Shares, in form and substance satisfactory to the Investors' Representatives, and to furnish to the Investors' Representatives certificates and other evidence related to the registration of such Registrable Securities as the Investors' Representatives shall reasonably request; and

                  (xxiii) use its reasonable best efforts to obtain the consent or approval of each Korean, United States or other Governmental Authority or listing authority, which may be required to satisfy the purposes established in this Agreement.

                  (b) The Company may require each selling holder of Registrable Securities as to which any Registration is being effected to furnish to the Company such information regarding the distribution of such securities and such other information relating to such holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing. Each holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

                  (c) Each holder agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.5(a)(iv) hereof, such holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.5(a)(iv), or until such holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities which are current at the time of the receipt of such notice. In the event that the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each selling holder of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 2.5(a)(iv) hereof or is advised in writing by the Company that the use of the Prospectus may be resumed.

                  (d) The Investors' Representatives may seek to register different types of Registrable Securities and different classes of the same type of Registrable Securities simultaneously and the Company shall use its best efforts to effect such Registration and sale in accordance with the intended method or methods of disposition specified the Investors' Representatives.

                  2.6. Underwritten Offerings.

                  (a) Underwriting Agreements. If requested by the underwriters for any Underwritten Offering requested by holders pursuant to Section 2.1 or
Section 2.2, the Company and the holders to be included therein shall enter into an underwriting agreement with such underwriters, such agreement to be reasonably satisfactory in substance and form to the Company, the Investors' Representatives and the underwriters, and to contain such terms and conditions as are generally prevailing in agreements of that type, including, without limitation, indemnities no less favorable to the recipient thereof than those provided in Section 2.9. The holders to be included in any Underwritten Offering pursuant to Section 2.3 shall enter into such an underwriting agreement at the request of the Company. All of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters included in each such underwriting agreement shall also be made to and for the benefit of such holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders. No holder shall be required in any such underwriting agreement (a) to make any representations or warranties to or agreements with, the Company or the underwriters other than representations or warranties regarding such holder, such holder's Registrable Securities, such holder's intended method of distribution and any other representations required by Law or (b) to provide any indemnities, other than indemnity for breach of such representations and warranties.

                  (b) Price and Underwriting Discounts. In the case of an Underwritten Offering requested by holders pursuant to Section 2.1 or Section 2.2, the price, underwriting discount and other financial terms for each class of Registrable Securities of the related underwriting agreement shall be determined by the Investors' Representatives. In the case of any Underwritten Offering pursuant to Section 2.3, such price, discount and other terms shall be determined by the Company, subject to the right of the holders to withdraw their request to participate in the registration pursuant to Section 2.3(a)(iii) after being advised of such price, discount and other terms.

                  (c) Participation in Underwritten Offerings. No Person may participate in any Underwritten Offering unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

                  2.7. No Inconsistent Agreements; Additional Rights. The Company will not enter into, and is not currently a party to, any agreement that is, or could be, inconsistent with the rights granted to the holders by this Agreement and, other than the registration rights granted as provided herein, has not granted to any party rights with respect to the Registration of any Registrable Securities or any other securities issued or to be issued by it. Except for the registration rights granted as provided herein, the Company shall not provide any other holders of its securities rights with respect to the registration of such securities under the Securities Act or any other rule or regulation or Law, as applicable, without the prior written consent of the Investors' Representatives.

                  2.8. Registration Expenses. (a) The Company shall pay all of the expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC, the NASD or any other Governmental Authority or listing authority, (ii) all fees and expenses in connection with compliance with state securities or "Blue Sky" laws, (iii) all translating, printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company or other similar depository institution and of printing prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letter required by or incident to such performance, unless such special audit was required by the holders), (v) all fees and expenses relating to the preparation of a deposit agreement, the deposit of the underlying Common Stock under the deposit agreement, the issuance thereunder of Depositary Shares representing such deposited securities, the issuance of American depositary receipts of the Company evidencing such Depositary Shares and the fees of the depositary, (vi) Securities Act or similar liability insurance if the Company so desires or the underwriter or underwriters, if any, so require in accordance with then-customary underwriting practice, (vii) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or the quotation of the Registrable Securities on any inter-dealer quotation system, (viii) all applicable rating agency fees with respect to any applicable Registrable Securities, (ix) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities and (x) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration. In addition, in all cases the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Company. In addition, the Company shall pay all reasonable fees and disbursements of one law firm or other counsel selected by the Investors' Representatives and all fees and expenses of accountants to the holders of Registrable Securities being sold. The Company shall not be required to pay any underwriting discounts and selling commissions attributable to the sale of Registrable Securities.

                  2.9. Indemnification.

                  (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by Law, each holder, each of its respective Affiliates, each of its respective Representatives and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons (each an "indemnified party" for the purposes of this
Section 2.9(a)) from and against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof, whether or not such indemnified party is a party thereto) and expenses (including reasonable costs of investigation and legal expenses), joint or several (each, a "Loss" and collectively "Losses"), arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were Registered under the Securities Act or other applicable Law (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any matter if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable to any indemnified party in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the preparation thereof. This indemnity shall be in addition to any liability Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any indemnified party and shall survive the transfer of such securities by such holder. The Company will also indemnify, if applicable and if requested, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution pursuant hereto, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act or the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.

                  (b) Indemnification by the Holders. Each selling holder of Registrable Securities agrees (severally and not jointly) to indemnify and hold harmless, to the full extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) from and against any Losses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission had been contained in any information furnished in writing to the Company by or on behalf of such selling holder specifically for inclusion in such Registration Statement and was not corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting such loss, claim, damage, liability or expense. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such holder under the sale of the Registrable Securities giving rise to such indemnification obligation, except in the case of willful fraud by such selling shareholder. The Company shall be entitled to receive indemnities from, if applicable and if requested, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above (with appropriate modification) with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement. Each holder also shall indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act or the Exchange Act) to the same extent as provided above with respect to the indemnification of the Company.

                  (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after having received notice of such claim from the Person entitled to indemnification hereunder and to employ counsel reasonably satisfactory to such Person, (C) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims or (D) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party; in the case of clauses (B), (C) and (D), if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent, but such consent may not be unreasonably withheld or delayed. If the indemnifying party assumes the defense, the indemnifying party shall have the right to settle such action with the consent of the indemnified party, which consent shall not be unreasonably withheld, provided, that the indemnified party shall not be required to consent to any settlement (i) imposing equitable remedies or other obligations on any indemnified party, or
(ii) that includes any admission of wrongdoing on the part of the indemnified party or any restriction on the indemnified party or its officers or directors. No indemnifying party shall consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of an unconditional release from all liability in respect to such claim or litigation. The indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm (together with one firm of local counsel) at any one time from all such indemnified party or parties unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) a conflict or potential conflict exists or may exist (based on advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties or (z) an indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

                  (d) Contribution. If for any reason the indemnification provided for in the paragraphs (a) and (b) of this Section 2.9 is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by paragraphs (a) and (b) of this Section 2.9, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding anything in this
Section 2.9(d) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 2.9(d) to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the Losses of the indemnified parties relate exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.9(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. If indemnification is available under this Section 2.9, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 2.9(a) and 2.9(b) hereof without regard to the relative fault of said indemnifying parties or indemnified party.

                  2.10. Rules 144 and 144A; Regulation S. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or 144A or Regulation S under the Securities Act, as such rules or regulations may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

                  2.11. Piggyback Rights in Respect of Korean Offerings. If the Company at any time proposes to offer any securities of the same class as any Registrable Securities for its own account or for the account of any holders of its securities (y) to an underwriter or underwriters on a firm commitment basis for re-offering to the public in Korea, or (z) in an offering in Korea in which an underwriter or underwriters commit to acquire such securities if and to the extent not acquired by third parties, then in such event the holders of Registrable Securities shall have with respect to such offering in Korea participation rights as against the Company and the underwriter(s) equivalent to the rights the holders would enjoy in respect of a Piggyback Registration hereunder.

                            SECTION 3. MISCELLANEOUS

                  3.1. Investors' Representatives. (a) Each holder authorizes and appoints the Sponsors (acting jointly) (the "Investors' Representatives") as its sole representative and attorney-in-fact to take all actions (including any decisions on behalf of the holders with respect to their rights and obligations hereunder), with the power to sign, on each of their behalf, all modifications, amendments, consents, notices and waivers related to this Agreement and to act on the behalf of each of them and as the representative hereunder. This appointment and grant of authority and power is coupled with an interest and is in consideration of the mutual covenants made herein, and is irrevocable and shall not be terminated by any act of any holder or by operation of law. Each party agrees that the Investors' Representatives shall have no obligation or liability to any Person as a result of any action or omission taken or omitted by the Investors' Representatives in good faith hereunder, and each holder shall on a pro rata basis, based on its ownership of Registrable Securities at the time of the alleged act or omission, indemnify and hold harmless the Investors' Representatives from any Losses incurred by it as a result of such action or omission of the Investors' Representatives. The actions and decisions of the Investors' Representatives are hereby affirmed, ratified and confirmed and approved in all respects. The holders further agree that should any Sponsor, together with its Affiliates, cease to hold at least five percent (5%) of the fully-diluted share capital of the Company, this appointment shall terminate with respect to such Sponsor, and the remaining Sponsor, if it, together with its Affiliates, holds at least five percent (5%) of the fully-diluted share capital of the Company, may exercise its powers as Investors' Representative individually.

                  (b) The Investors' Representatives may at any time and from time to time by notice to the holders given pursuant to the Shareholders' Agreement assign and delegate all or part of its rights and obligations hereunder to holders of a majority of Registrable Securities requested to be included in a proposed offering (in respect of any decision to be made or act to be taken in respect of any proposed offering) or to holders of a majority of Registrable Securities (in respect of any other decision or act). The consent of the holders shall not be required in respect of any such assignment or delegation. The Investors' Representatives shall have no obligation to act at the instruction of the holders, except as provided in the Shareholders' Agreement.

                  3.2. Term. This Agreement shall terminate upon earlier of (i) the sixth (6th) anniversary of the Closing Date or (ii) the date as of which (A) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) or (B) the holders are permitted to sell their Registrable Securities under Rule 144(k) under the Securities Act (or any similar provision then in force permitting the sale of restricted securities without limitation on the amount of securities sold or the manner of sale), except that the provisions of Sections 2.9 and 2.10 and this
Section 3 shall survive any such of termination.

                  3.3. Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including, without limitation, specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at Law.

                  3.4. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable Law, be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

                  3.5. Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing, shall be effective upon receipt and shall be delivered personally or by an internationally recognized express courier or sent by facsimile as follows:

                  (a) if to the Company to:

                           Hanaro Telecom, Inc.
                           726, Janghang-2dong
                           Ilsan-ku
                           Koyang, Korea 411-778
                           Telephone:    (82-2) 6266-4550
                           Facsimile:    (82-2) 6266-6779

                           Attention:    Kyounglim Yun, Senior Vice President


                           with copies to:

                           Chang Weon Rhee
                           Shin & Kim
                           C.P.O. Box 8261
                           Ace Tower, 4th Floor
                           1-170 Soonhwa-dong, Chung-Ku
                           Seoul, Korea 100-712
                           Telephone:    (82-2) 316-4114
                           Facsimile:    (82-2) 756-6226

                  (b) if to the Investors to the address or number set forth below each Investors' name on Schedule I,

                           with copies to:

                           Neil Whoriskey
                           Cleary, Gottlieb, Steen & Hamilton
                           39th Floor, Bank of China Tower
                           One Garden Road
                           Hong Kong,
                           China
                           Telephone:    (852) 2521-4122
                           Facsimile:    (852) 2845-9026

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, facsimile transmission, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

                  3.6. Successors, Assigns and Transferees. (a) The rights of any holder under this Agreement with respect to any Registrable Securities may be transferred and assigned (in whole or in part), provided, that, other than an assignment to an Affiliate of any Investor, no such assignment shall be binding upon or obligate the Company, the Investors' Representatives or any other holder to any such assignee unless and until the Company and the Investors' Representatives shall have received notice of such assignment as herein provided and a written agreement of the assignee to be bound by the provisions of this Agreement. Any purported transfer or assignment by any party hereto other than transfers and assignments made by a holder as provided in the first sentence of this Section 3.6 shall be null and void.

                  (b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

                  3.7. Governing Law; Service of Process; Consent to Jurisdiction. (a) This Agreement shall be governed by and construed and interpreted in accordance with the law of the State of New York, which shall govern this Agreement and any controversy or claim arising out of or relating to this Agreement.

                  (b) Any controversy, claim or dispute arising out of or relating to or in connection with this Agreement, including, without limitation, a dispute regarding the breach, termination, enforceability or validity hereof shall be finally settled by binding arbitration in Hong Kong before a panel of three arbitrators. The arbitration shall be administered by the International Court of Arbitration of the International Chamber of Commerce (the "ICC") under its Rules of Arbitration as in effect at the time of the arbitration, except as they may be modified herein by agreement of the parties and shall be conducted in the English language. The Investors' Representatives, on the one hand, and the Company, on the other, shall each nominate one arbitrator, obtain its nominee's acceptance of such nomination, and deliver written notification of such nomination and acceptance to the other party within thirty (30) days after delivery of the request for arbitration. In the event a party fails to nominate an arbitrator or deliver notification of such nomination to the other party within this time period, upon request of any party, such arbitrator shall instead be appointed by the ICC within thirty (30) days of receiving such request. The two arbitrators nominated in accordance with the above provisions shall nominate the third arbitrator, obtain the nominee's acceptance of such nomination and notify the parties in writing of such nomination and acceptance within thirty days of their nomination. If the first two nominated arbitrators fail to nominate a third arbitrator or notify the parties of that nomination within this time period, then, upon request of either party, the third arbitrator shall be appointed by the ICC within thirty (30) days of receiving such request. The third arbitrator shall act as chair. For the sake of clarity, it is expressly understood that the function of such chair is administrative only and shall not signify that such chair has greater or different powers as arbitrator from the other arbitrators. The award of the arbitrators shall be final and binding upon the parties, and shall not be subject to any appeal or review. The parties agree to submit to the non-exclusive personal jurisdiction of the federal and state courts sitting in the City of New York, New York for the purpose of enforcing this agreement to arbitrate.

                  (c) No provision of, nor the exercise of any rights under, this Section 3.7 shall limit the right of any party to request and obtain from a court of competent jurisdiction in the City of New York (which shall have non-exclusive jurisdiction for purposes of this Section 3.7(c)) before, during or after the pendency of any arbitration, provisional or ancillary remedies and relief including, but not limited to, injunctive or mandatory relief or the appointment of a receiver. The institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional or ancillary remedies shall not constitute a waiver of the right of any party, even if it is the plaintiff, to submit the dispute to arbitration if such party would otherwise have such right. Each of the parties hereby submits unconditionally to the non-exclusive jurisdiction of the state and federal courts located in the City of New York, County of New York for purposes of this provision, waives objection to the venue of any proceeding in any such court or that any such court provides an inconvenient forum and consents to the service of process upon it in connection with any proceeding instituted under this Section 3.7(c) in the same manner as provided for the giving of notice hereunder.

                  (d) Judgment upon the award rendered may be entered in any court having jurisdiction. The parties hereby expressly consent to the non-exclusive jurisdiction of the state and federal courts situated in the City of New York, County of New York for this purpose and waive objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

                  (e) Each of the parties participating in an arbitration pursuant to the terms of this Agreement shall, subject to the award of the arbitrators, pay an equal share of the arbitrators' fees. The arbitrators shall have the power to award recovery of all costs (including reasonable attorneys' fees, administrative fees, arbitrators' fees and court costs) to the prevailing party.

                  (f) Each of:

                  (i) the Company hereby irrevocably designates CT Corporation System, with offices situated at present at 111 Eighth Avenue - CT, New York, NY 10011, U.S.A.; and

                  (ii) each Investor hereby irrevocably designates the party set forth opposite its name under the column titled "Authorized Agent" on Schedule I;

as its authorized agent, respectively, to accept and acknowledge on its behalf service of any process which may be served in any proceeding in New York and each party agrees that any process or other paper to be served in connection with any action or proceeding under this Agreement, shall, if delivered, sent or mailed in accordance with Section 3.5 of this Agreement, constitute good, proper and sufficient service thereof.

                  3.8. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                  3.9. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law. If any provision of this Agreement or the application thereof to any person or circumstance is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision outside of the jurisdiction of such court or to Persons or circumstances other than those as to which it has been held invalid, void or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

                  3.10. Amendment; Waiver.

                  (a) This Agreement may not be amended or modified and waivers and consents to departures from the provisions hereof may not be given, except by an instrument or instruments in writing making specific reference to this Agreement and signed by the Company, the Investors' Representatives. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment, modification, waiver or consent authorized by this
Section 3.10(a), whether or not such Registrable Securities shall have been marked accordingly.

                  (b) The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

                  3.11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement. In addition to any other lawful means of execution or delivery, this Agreement may be executed by facsimile signatures and may be delivered by the exchange of counterparts of signature pages by means of telecopier transmission.


              [The remainder of this page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first written above.

                                    HANARO TELECOM, INC.


                                    By
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    AIF II NT, LTD.


                                    By
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    AIG ASIAN OPPORTUNITY FUND L.P.

                                    By:  AIG Asian Opportunity G.P., L.L.C.,
                                         its General Partner

                                    By
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    NEWBRIDGE ASIA HT, L.P.

                                    By:  Newbridge Asia HT, Ltd.,
                                         its General Partner


                                    By
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    [EACH OF THE OTHER INVESTORS]


                                    By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                   SCHEDULE I


                                List of Investors

Investor/Address and
Contact Number of Investor                        Authorized Agent

AIF II NT, Ltd.                                   Emerging Markets Partnership
Unit 3(1)                                         2001 Pennsylvania Avenue
Main Office Tower                                 NW, Suite 1100
Financial Park Labuan                             Washington
Jalan Merdeka                                     DC 20006
8/000 Labuan                                      U.S.A.
F.T. Labuan                                       Tel:  1-202-331-9051
Malaysia                                          Fax:  1-202-331-9250
Tel:  60-87-453-288 / 439-685
Fax:  60-87-451-288

AIG Asian Opportunity Fund, L.P.                  Emerging Markets Partnership
c/o AIG Global Investment Corp. (Asia) Ltd.       2001 Pennsylvania Avenue
Suite 3601 Pacific Place                          NW, Suite 1100
88 Queensway                                      Washington
Hong Kong                                         DC 20006
Tel:  852-2143-1300                               U.S.A.
Fax:  852-2893-6606                               Tel:  1-202-331-9051
                                                  Fax:  1-202-331-9250
Newbridge Asia HT, L.P.                           Newbridge Capital, LLC
c/o M&C Corporate Services Ltd.                   301 Commerce Street
Ugland House                                      Suite 3300
P.O. Box 309                                      Fort Worth, TX 76102
George Town                                       USA
Grand Cayman                                      Tel: 1-817-871-4006
                                                  Fax: 1-817-850-4076
With a copy to:

Newbridge Capital Limited
Korea First Bank Building, 12/F
100 Gongpyung-dong
Jongro-gu
Seoul
Korea 110-702
Tel:  822-720-8033
Fax:  822 720 9022